EXHIBIT 16

                                THE FLEX-PARTNERS
                             THE INSTITUTIONAL FUND
                           YIELD COMPUTATION SCHEDULE


Method by which yield is computed:

         YIELD  =  Base Period Return  x  (365/7)

         EFFECTIVE YIELD  =  [(Base Period Return + 1)365/7]

Beginning Account Balance                              1.00

Dividend Declaration

         December 25          0.00015110
         December 26          0.00015110
         December 27          0.00015110
         December 28          0.00015110
         December 29          0.00015055
         December 30          0.00015110
         December 31          0.00015329
                              ----------
                                                       0.00105934
Less: Deductions from Shareholder Accounts             0.00
                                                       ----------
Ending Account Balance                                 1.00105934
Less: Beginning Account Balance                       -1.00
                                                       ----------
Difference                                             0.00105934

Base Period Return
         (Difference/Beginning Account Balance)        0.00105934

Yield Quotation
         (Base Period Return  x  365/7)                     5.52%

Effective Yield Quotation
         [(Base Period Return + 1)365/7] - 1                5.68%

The yield quotations were computed based on the seven days ending December 31, 1997 for the period ended December 31, 1997.

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                         TACTICAL ASSET ALLOCATION FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


CLASS A                                       1 YEAR        1.42 YEARS
-------                                       ------        ----------

Beginning Account Balance                   $1,000.00       $1,000.00
Average Annual Total Return                     17.29%          16.25%
Ending Redeemable Value                     $1,172.91       $1,237.53

Formula Computation:

          1 year:      $1,000(1 + .1729)               =    $1,172.91
          1.42 years   $1,000(1 + .1625)1.42nd power   =    $1.237.53


CLASS C                                     1 YEAR            2.59 YEARS
-------                                     ------            ----------

Beginning Account Balances                  $1,000.00         $1,000.00
Average Annual Total Return                     17.71%            14.44%
Ending Redeemable Value                     $1,177.10         $1,417.01

Formula Computation:

         1 year:         $1,000(1 + .1771)             =      $1,177.10
         2.59 years:     $1,000(1 + .1444)2.59th power =      $1,417.01


The total return quotations represented above were computed for the periods ended December 31, 1997.

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                               UTILITY GROWTH FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


CLASS A                                     1 YEAR            2.47 YEARS
-------                                     ------            ----------

Beginning Account Balance                   $1,000.00         $1,000.00
Average Annual Total Return                     28.41%            22.86%
Ending Redeemable Value                     $1,284.14         $1,664.64

Formula Computation:

         1 year:       $1,000(1 + .2841)               =      $1,284.14
         2.47 years:   $1,000(1 + .2286)2.47th power   =      $1,664.64


CLASS C                                     1 YEAR            2.47 YEARS
-------                                     ------            ----------

Beginning Account Balances                  $1,000.00         $1,000.00
Average Annual Total Return                     28.25%            22.71%
Ending Redeemable Value                     $1,282.51         $1,659.60

Formula Computation:

         1 year:       $1,000(1 + .2825)                =     $1,282.51
         2.47 years:   $1,000(1 + .2271)2.47th power    =     $1,659.60


The total return quotations represented above were computed for the periods ended December 31, 1997.

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                                CORE EQUITY FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


CLASS A                                     0.42 YEAR
-------                                     ---------

Beginning Account Balance                   $1,000.00
Average Annual Total Return                      2.00%
Ending Redeemable Value                     $1,020.04

Formula Computation:

          0.42 year: $1,000(1 + .0200)  =   $1,020.04


CLASS C                                     0.42 YEAR
-------                                     ---------

Beginning Account Balances                  $1,000.00
Average Annual Total Return                      1.88%
Ending Redeemable Value                     $1,018.76

Formula Computation:

          0.42 year: $1,000(1 + .0188)  =   $1,018.76


The total return quotations represented above were computed for the periods ended December 31, 1997.

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                            INTERNATIONAL EQUITY FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


INTERNATIONAL EQUITY FUND                   0.33 YEAR
-------------------------                   ---------

Beginning Account Balance                   $1,000.00
Average Annual Total Return                     -2.56%
Ending Redeemable Value                     $  974.40

Formula Computation:

          0.33 year: $1,000(1 - .0256)  =  $  974.40



The total return quotations represented above were computed for the periods ended December 31, 1997.